EXHIBIT 4.1
                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT is dated as of February 7, 2005, by and between Equitex, Inc., a Delaware corporation (the "Company"), and Corporate Stock Transfer, as warrant agent (the "WARRANT AGENT").

         A. The Company has outstanding ____________ of its Common Stock Class A Redeemable Warrants (the "CLASS A WARRANTS"), and ____________ of its Common Stock Class B Redeemable Warrants (the "CLASS B WARRANTS," referred to collectively with Class A Warrants as the "WARRANTS"), each of which represents the right to purchase one share of the Company's common stock, par value $.01 per share.

         B. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent desires so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

         NOW THEREFORE, it is hereby agreed as follows:

Article 1
                          APPOINTMENT OF WARRANT AGENT;
                    ISSUANCE AND FORM OF WARRANT CERTIFICATES

     1.1 APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company, and the Warrant Agent hereby accepts the agency established herein and agrees to perform its agency duties in accordance with the terms and conditions of this Warrant Agreement.

     1.2 WARRANT CERTIFICATES. The Company shall execute and deliver to the Warrant Agent certificates which the Company has authorized to represent the Warrants (collectively, the "WARRANT CERTIFICATES"). The Warrant Certificates representing the Class A Warrants shall be substantially as set forth in EXHIBIT A hereto which is incorporated herein by this reference, and the Warrant Certificates representing the Class B Warrants shall be substantially as set forth in EXHIBIT B hereto which is incorporated herein by this reference. The Warrant Certificates may have such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation relating to the listing of the Warrants on the Nasdaq Stock Market, including the Nasdaq Small Cap Market System, or on any stock exchange, market or listing service (including the over-the-counter bulletin board). The Warrant Certificates shall be dated with the date of their issuance.

     1.3 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by a duly authorized officer of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by the Warrant Agent, either manually or by facsimile signature printed thereon, and shall not be valid for any purpose unless so countersigned. Any Warrant Certificate may be signed on behalf of the Company by the person who at the actual date of the signing of such Warrant Certificate shall have been the proper officer of the Company, although at the date of issuance of such Warrant Certificate any such person has ceased to be such officer of the Company.

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                                   ARTICLE 2
                              EXERCISE OF WARRANTS

     2.1 EXERCISE. Any or all of the Warrants (regardless of whether the same are represented by one or more Warrant Certificates) may be wholly or partially exercised by the holder thereof on or before 5:00 p.m., Mountain time, from and after the date on which the shares of common stock purchasable upon exercise hereof are registered with the United States Securities and Exchange Commission until February 7, 2010 (unless extended by the Company), by surrender of the appropriate Warrant Certificate (if a certificate with respect to such Warrants has been issued by the Warrant Agent) with the Purchase Form printed on the reverse thereof (or a reasonable facsimile thereof) duly executed by such holder, to the Warrant Agent at its principal office in Denver, Colorado, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in an amount equal to the product of the number of shares of common stock issuable upon exercise of the applicable Warrant (as adjusted pursuant to the provisions of Article 3), multiplied by the Exercise Price of such Warrant (as defined in Section 3.1), and such holder shall be entitled to receive such number of fully paid and non-assessable shares of common stock, as so adjusted, at the time of such exercise. In the event that exercised Warrants are not then represented by a Warrant Certificate, the holder thereof may exercise in the same manner as a holder of a Warrant Certificate, but shall instead submit a duly executed Purchase Form in substantially the same form as that provided on the reverse of the Warrant Certificates together with any other instruments (such as an affidavit) determined by the Company and Warrant Agent to be reasonably appropriate. Any such exercise of a non-certificated Warrant by a holder shall be accompanied by a reasonable fee for processing such transaction, as the same is charged by the Warrant Agent. Upon the effectiveness of a registration statement filed with the United States Securities and Exchange Commission and the commencement of the time period within which the Warrants may be exercised, the Company shall promptly cause notice thereof to be delivered to the holders of Warrants.

     2.2 TIME OF EXERCISE. Each valid exercise of Warrants shall be deemed to have been effective immediately prior to the close of business on the business day on which the Warrant Certificate relating to such Warrants shall have been surrendered to the Warrant Agent as provided in Section 2.1 (or, in the case of a non-certificated Warrant, immediately prior to the close of business on the business day on which submission of a Purchase Form and affidavit is made), and at such time the person or persons in whose name or names any certificate(s) for shares of common stock shall be issuable upon such exercise as provided in
Section 2.3, shall be deemed to have become the holder or holders of record thereof.

     2.3 ISSUANCE OF SHARES OF COMMON STOCK; NO FRACTIONAL SHARES. As soon as practicable after the exercise of any Warrant, and in any event within 15 days after receipt by the Warrant Agent of the notice of exercise under Section 2.1, the Company at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

          (a) one or more certificates for the number of fully paid and non-assessable shares of common stock to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the then-current value of a share of common stock, such current value to be determined as follows (as applicable):

               (i) if the common stock shall be listed or admitted to unlisted trading privileges on any single national securities exchange, then such current value shall be computed on the basis of the last reported sale price of the common stock on such exchange on the last business day prior to the date of the exercise of such Warrant upon which a sale shall have been effected;

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               (ii) if the common stock shall not be so listed or admitted to unlisted trading privileges and bid and asked prices therefor in the over-the-counter market shall be reported by Nasdaq, including the SmallCap Market System, then such current value shall be the last reported sale on the last business day prior to the date of the exercise of such Warrant, or, in the event the last reported sale is unavailable, the average of the closing bid and asked prices on the last business day prior to the date of the exercise of such Warrant as so reported;

               (iii) if the common stock shall be listed or admitted to unlisted trading privileges on more than one national securities exchange or one or more national securities exchanges and in the over-the-counter market, then such current value shall, if different as a result of calculation under the applicable method(s) described above in this Section, be deemed to be the higher number calculated in connection therewith; or

               (iv) if the common stock shall not be so listed or admitted to unlisted trading privileges and such bid and asked prices shall not be so reported, then such current value shall be computed on the basis of the book value of common stock as of the close of business on the last day of the month immediately preceding the date upon which such Warrant was exercised, as determined by the Company; and

          (b) in case such exercise includes only part of the Warrants represented by any Warrant Certificate, a new Warrant Certificate or Warrant Certificates of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of common stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of such Warrant Certificate less the number of such shares designated by the holder for such exercise as provided in Section
     2.1. Warrants, represented by a properly assigned Warrant Certificate, may be exercised by a new holder without first having a new Warrant Certificate issued.

     2.4 EXTENSION OF EXERCISE PERIOD; CHANGE OF EXERCISE PRICE. The Company may, upon notice given to the Warrant Agent, and without the consent of the holders of the Warrants, (a) reduce the Exercise Price during all or any portion of the originally stated exercise period, or (b) extend the period over which the Warrants are exercisable beyond five years from the date of the Warrant Agreement, and increase the Exercise Price for any period the Warrant exercise period is extended. In the case of the extension of the exercise period or a change in the Exercise Price, the Company must provide the Warrant Agent and the record holders of the Warrants notice of such extension of the exercise period, specifying, as the case may be, the time to which such exercise period is extended, or specifying the new Exercise Price and the periods for which such new Exercise Price is in effect, a reasonable time prior to the date such extension or new Exercise Price is to take effect, such reasonable time to be commercially reasonable and consistent with applicable securities laws and regulations.

                                   ARTICLE 3
                            ANTI-DILUTION PROVISIONS

     3.1 EXERCISE PRICES. The exercise price applicable to the Class A Warrants shall be Three and 06/100 Dollars ($3.06) per share, as adjusted pursuant to this Article (the "CLASS A EXERCISE PRICE"). The exercise price applicable to the Class B Warrants shall be Six and 12/100 Dollars ($6.12) per share, as adjusted pursuant to this Article (the "CLASS B EXERCISE PRICE"). The Class A Exercise Price and Class B Exercise Price are collectively referred to throughout this Warrant as the "EXERCISE PRICE."

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     3.2 ADJUSTMENT OF EXERCISE PRICE.

          (a) The Exercise Price for each class of Warrants shall be subject to the following adjustments. In the event that:

               (i) any dividends on any class of Company capital stock payable in common stock or securities convertible into common stock shall be paid by the Company;

               (ii) the Company shall subdivide its then-outstanding shares of common stock into a greater number of shares (i.e., a forward split); or

               (iii) the Company shall combine then-outstanding shares of common stock (i.e., a reverse split or reclassification of capital stock);

     then, in any such event, the Exercise Price of the Warrants in effect immediately prior to such event shall, until adjusted again pursuant hereto, be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of common stock outstanding immediately prior to such event, multiplied by the then-existing Exercise Price for such class of Warrants, by (B) the total number of shares of common stock outstanding immediately after such event (including the maximum number of shares of common stock issuable in respect of any securities convertible into common stock). The resulting quotient shall be the adjusted Exercise Price per share of such class of Warrants.

          (b) No adjustment of the Exercise Price of any of the Warrants shall be made if the amount of such adjustments shall be less than one cent per share, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

     3.3 ADJUSTMENT OF SHARES PURCHASABLE UPON EXERCISE. Upon each adjustment of the Exercise Price pursuant to Section 3.2, the registered holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price for such Warrant the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price of such Warrant in effect prior to such adjustment, and dividing the product so obtained by the adjusted Exercise Price of such Warrant.

     3.4 NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price and an increase or decrease in the number of shares of common stock purchasable upon the exercise of the Warrants, then, and in each such case, the Company shall within 30 days after the effective date of such adjustment give written notice thereof, by first-class mail, postage prepaid, addressed to each registered holder of Warrants at the address of such holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price of each such holder's Warrants and the increased or decreased number of shares purchasable upon the exercise of such Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3.5 EFFECT OF REORGANIZATION, RECLASSIFICATION, MERGER, ETC. If at any time while any Warrant is outstanding there should be any capital reorganization or reclassification of the Company's capital stock (other than the issue of any shares of common stock in subdivision of outstanding shares of common stock by reclassification or otherwise; and other than a combination of outstanding shares of common stock by reclassification or otherwise; each of such cases

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being covered by Section 3.2), any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its assets to any other corporation (collectively, a "FUNDAMENTAL CORPORATE EVENT"; then the holder of any Warrant shall, during the remainder of the period such Warrant is exercisable, be entitled to receive, upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company (or of any successor corporation), or of the corporation to which the assets of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, to which the holders of the Company's common stock (and any other securities and property), deliverable upon the exercise of such Warrant, would have been entitled upon such Fundamental Corporate Event if such Warrant had been exercised immediately prior to such Fundamental Corporate Event; and, in any such case, appropriate adjustment (as determined by the Company's board of directors) shall be made in the application of the provisions set forth in this Warrant Agreement with respect to the rights and interests thereafter of the holders of Warrant to the end that the provisions set forth in this Warrant Agreement (including the adjustment of the Exercise Price and the number of shares issuable upon the exercise of the Warrants) shall thereafter be applicable, as near as may be reasonably practicable, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrants as if the Warrants had been exercised immediately prior to such Fundamental Corporate Event and the holders of Warrants had carried out the terms of the exchange as provided for by such Fundamental Corporate Event. The Company shall not effect any such Fundamental Corporate Event unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or property as in accordance with the foregoing provisions such holder shall be entitled to purchase.

     3.6 PRIOR NOTICE OF CERTAIN EVENTS. In case at any time:

          (a) the Company shall pay any dividend upon its common stock payable in stock or make any distribution (other than cash dividends) to the holders of its common stock;

          (b) the Company shall offer for subscription pro rata to the holders of its common stock any additional shares of stock of any class or any other rights;

          (c) there shall be any capital reorganization or reclassification of the Company's capital stock, or consolidation or merger of the Company with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of such cases, the Company shall give prior written notice, by first-class mail, postage prepaid, addressed to each registered holder of Warrants at the address of such holder as shown on the Company's books, of the date on which (i) the Company's books shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the common stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

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     3.7 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, shares of common stock from time to time issuable upon such exercise. All such shares shall be authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable with no liability on the part of the holder thereof.

                                   ARTICLE 4
                             REDEMPTION OF WARRANTS

     4.1 REDEMPTION PRICES AND CONDITIONS.

          (a) The Class A Warrants may be redeemed, as a class, at the option of the Company, at any time when the per-share closing bid price of the common stock exceeds Seven and 02/100 Dollars ($7.02) for a period of 15 consecutive trading days, at a redemption price equal to $0.0001 per Class A Warrant (subject to a minimum redemption price of $0.01 per holder for all such holder's Class A Warrants); provided that the conditions set forth in paragraph (c) below are satisfied.

          (b) The Class B Warrants may be redeemed, as a class, at the option of the Company, at any time when the per-share closing bid price of the common stock exceeds Nine Dollars ($9.00) for a period of 15 consecutive trading days, at a redemption price equal to $0.0001 per Class B Warrant (subject to a minimum redemption price of $0.01 per holder for all such holder's Class B Warrants); provided that the conditions set forth in paragraph (c) below are satisfied.

          (c) Warrants may not be redeemed by the Company unless (i) the shares of common stock issuable upon exercise of the Warrants has been registered with the United States Securities and Exchange Commission or are otherwise freely tradable, and (ii) the Company gives the notice of redemption contemplated by Section 4.2 below.

          (d) For purposes of this Section, the closing bid price of the common stock shall be determined by the closing bid price as reported by Nasdaq so long as the common stock is quoted on the Nasdaq National Market or Small Cap Market Systems (or over-the-counter market) and, if the common stock is listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the common stock is traded.

     4.2 NOTICE OF REDEMPTION. In the case of any redemption of Warrants, the Company (or, at its request, the Warrant Agent in the name of and at the expense of the Company) shall give notice of redemption to the holders of the Warrants to be redeemed by mailing by first-class mail a notice of such redemption not less than 30 days prior to the date fixed for redemption. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. In no case shall any failure duly to give a notice of redemption, or any defect in such notice, affect the validity of the proceedings for the redemption of any other Warrants. Each notice of redemption shall: (a) specify the date fixed for redemption, (b) specify the place of redemption and the redemption price of $.0001 at which each Warrant is to be redeemed (subject to the minimum redemption price set forth in Section 4.1), (c) state that payment of the redemption price will be made on surrender of the Warrants at such place of redemption, and (d) state that, if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrants identified for redemption shall expire. Finally, such notice shall also state (e) the then-current Exercise Price of the Warrants to be redeemed and (f) the date on which the right to exercise the Warrants will expire (unless extended by the Company).


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     4.3 PAYMENT OF REDEMPTION PRICE; EFFECTIVENESS OF REDEMPTION. If notice of redemption shall have been given as provided in Section 4.2, the redemption price of $.0001 per Warrant (subject to the minimum redemption price set forth in Section 4.1) shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On and after such date of redemption, provided that cash sufficient for the redemption thereof shall then be or have been deposited by the Company with the Warrant Agent for that purpose, the exercise rights of the Warrants identified for redemption shall expire. Thereafter, on presentation and surrender of Warrant Certificates (in the case of certificated Warrants) at such place of payment in such notice specified, the Warrants identified for redemption shall be paid and redeemed at the redemption price of $.0001 per Warrant (subject to the minimum redemption price set forth in Section 4.1). Prior to the date fixed for redemption, the Company shall deposit with the Warrant Agent an amount of money sufficient to pay the redemption price of all the Warrants identified for redemption. Any monies which shall have been deposited with the Warrant Agent for redemption of Warrants and which are not required for that purpose by reason of exercise of Warrants shall be repaid to the Company upon delivery to the Warrant Agent of evidence satisfactory to it of such exercise.

                                   ARTICLE 5
                  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES

     5.1 WARRANT REGISTER; TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES. The Warrant Agent shall cause to be kept at the principal office of the Warrant Agent a register (the "WARRANT REGISTER") in which, subject to such reasonable regulations as the Company may prescribe, provisions shall be made for the registration of transfers and exchanges of Warrants and Warrant Certificates. Upon surrender for transfer or exchange of any Warrant Certificates, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to or upon the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of common stock called for on the face of the Warrant Certificate so surrendered. Any Warrant Certificate surrendered for transfer or exchange shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company. For clarity, neither the Company nor the Warrant Agent shall be obligated to recognize any purported transferee of a Warrant as the holder of the same unless such transferee shall have received a Warrant Certificate, and paid the processing fees therefor.

     5.2 IDENTITY OF HOLDERS. Until a Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant Certificate is properly assigned in blank, the Company and the Warrant Agent may (but shall not be obligated to) treat the bearer thereof as the absolute owner of the Warrant Certificate and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary.

                                   ARTICLE 6
                     PROVISIONS CONCERNING THE WARRANT AGENT

     6.1 TAXES. The Company will, from time to time, promptly pay to the Warrant Agent, or make provision satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the transfer or delivery of shares of common stock upon the exercise of Warrants, but the Company shall not be obligated to pay any tax imposed in connection with any transfer involved in

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the delivery of a certificate for shares of common stock in any name other than that of the registered holder of the Warrant Certificate surrendered in connection with the purchase thereof.

     6.2 REPLACEMENT OF WARRANT AGENT.

          (a) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. The Company may discharge the Warrant Agent at any time with or without reason, effective upon 30 days written notice to the Warrant Agent or such shorter period as the Warrant Agent shall, in writing, accept as sufficient. If the office of Warrant Agent becomes vacant by resignation, discharge, incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate, then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized, doing business and in good standing under the laws of the state of its incorporation, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Company an instrument accepting such appointment hereunder and thereupon such new Warrant Agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of the Warrant Agent hereunder with like effect as if it had been named as the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done and shall be legally and validly executed and delivered by the former Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the former Warrant Agent. The Company shall promptly give notice of any such appointment to the holders of the Warrants by mail to their addresses as shown in the Warrant Register. Failure to file or give such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

          (b) Any company into which the Warrant Agent or any new Warrant Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act; provided, however, that if such company would not be eligible for appointment as a successor Warrant Agent under the provisions of paragraph (a) above the Company shall forthwith appoint a new Warrant Agent in accordance with such provisions. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and deliver Warrant Certificates countersigned and not delivered by such predecessor Warrant Agent or may countersign Warrant Certificates either in the name of any predecessor Warrant Agent or the name of the successor Warrant Agent.

     6.3 REMUNERATION OF WARRANT AGENT. The Company will pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

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     6.4 FURTHER ASSURANCES. The Company will perform, exercise, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

     6.5 LIMITATIONS ON LIABILITIES OF THE WARRANT AGENT.

          (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection of the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any matter be proved or established, or that any instructions with respect to the performance of its duties hereunder be given, by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by an officer of the Company and delivered to the Warrant Agent; and such certificate or instrument shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate or instrument; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

          (c) The Warrant Agent shall be liable hereunder only for its own negligence and/or willful misconduct. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's negligence or willful misconduct.

          (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact contained in the Warrant Certificates (except its countersignature thereof); all such statements are and shall be deemed to have been made by the Company only.

          (e) The Warrant Agent shall not be under any responsibility in respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment in the Exercise Price, or number of shares issuable upon exercise of the Warrants or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of common stock to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any shares of common stock or other securities are or will be validly authorized and issued and fully paid and non-assessable.

     6.6 AMENDMENT AND MODIFICATION. The Warrant Agent may, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Warrant Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the obligations of the Company in this Warrant Agreement further obligations thereafter to be observed by it, or surrender any right or power reserved to or conferred upon the Company in this Warrant Agreement, or (c) do not or will not adversely affect, alter or change the rights, privileges or immunities of the holders of Warrants not provided for under this Warrant Agreement; provided, however, that any term of this Warrant Agreement or any Warrants may be changed, waived, discharged or terminated by an instrument in writing signed by each party against which enforcement of such change, waiver, discharge or termination is sought, or by which the same is to be performed or observed.

                                   ARTICLE 7
                               GENERAL PROVISIONS

     7.1 NO RIGHTS OF SHAREHOLDERS. The Warrant Certificates shall be issued in registered form only. Neither any Warrant Certificate nor any registration on the books and records of the Company (or those of the Warrant Agent with respect to the Company) as a holder of a Warrant shall entitle the holder thereof to any of the rights of a holder of shares of common stock of the Company, including without limitation the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of holders of common stock or any other proceedings of the Company.

     7.2 LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT CERTIFICATES. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Warrant Certificate, and (a) in the case of any such loss, theft, or destruction, upon delivery to the Warrant Agent of an indemnity bond in form and amount, and issued by a bonding company, reasonably satisfactory to the Company, or (b) in the case of any such mutilation, upon surrender to and cancellation by the Warrant Agent of such Warrant Certificate, the Company at its expense will execute and cause the Warrant Agent to countersign and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     7.3 TRANSFER AGENT; CANCELLATION OF WARRANT CERTIFICATES; UNEXERCISED WARRANTS. Corporate Stock Transfer (and any successor), as transfer agent (the "Transfer Agent"), is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of common stock as shall be sufficient to permit the exercise in full of all Warrants from time to time outstanding. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent, and any successor thereto, is hereby irrevocably authorized to requisition from time to time from the Transfer Agent certificates for shares of common stock required for exercise of Warrants. The Company will supply the Transfer Agent with duly executed certificates for shares of common stock for such purpose and will make available any cash required in settlement of fractional share interests. All Warrant Certificates surrendered upon the exercise or redemption of Warrants shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company; such cancelled Warrant Certificates, with the Purchase Form on the reverse thereof duly filled in and signed, shall constitute conclusive evidence as between the parties hereto of the numbers of shares of common stock which shall have been issued upon exercises of Warrants. Promptly after the last day on which the Warrants are exercisable (set forth in Section 2.2 above), the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and unexercised. No shares of common stock shall be subject to reservation with respect to Warrants not exercised prior to the time and date identified in
Section 2.2 above as the last time and date at which Warrants may be exercised.

     7.4 SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     7.5 NOTICES. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrants to or on the Company shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                      Equitex, Inc.
                      7315 E. Peakview Avenue
                      Greenwood Executive Park Bldg. 8
                      Englewood, Colorado 80111
                      Attention:  Thomas B. Olson, Secretary

     Any notice or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrants or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                      Corporate Stock Transfer
                      3200 Cherry Creek Drive South, Suite 430
                      Denver, Colorado 80209
                      Attention:  Carylyn Bell, President

     7.6 GOVERNING LAW. This Warrant Agreement and the Warrants (and Warrant Certificates) shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to its conflicts-of-law principles.

     7.7 NO BENEFITS CONFERRED. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the holders of the Warrants or Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and the holders of the Warrants and Warrant Certificates.

     7.8 HEADINGS. The descriptive headings used in this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto to be effective as of the date first above written.



                             EQUITEX, INC.:



                             /s/ Henry Fong
                             ------------------------------------------
                             HENRY FONG, Chief Executive Officer




                             CORPORATE STOCK TRANSFER:



                             /s/ Carylyn Bell
                             ------------------------------------------
                             CARYLYN BELL, President

                                   EXHIBIT A
                             FORM OF CERTIFICATE FOR
                    COMMON STOCK CLASS A REDEEMABLE WARRANTS



No. ____                                   Certificate for ____ Class A Warrants

                    EXERCISABLE ON OR BEFORE, AND VOID AFTER
                    5:00 P.M. MOUNTAIN TIME, FEBRUARY 7, 2010

           CLASS A WARRANTS TO PURCHASE COMMON STOCK OF EQUITEX, INC.



                                                           WARRANT CUSIP _______

         THIS CERTIFIES that ___________________________________________________
or assigns, is the owner of the number of Class A Warrants (the "WARRANTS") set forth above, each of which represents the right to purchase from Equitex, Inc., a Delaware corporation (the "COMPANY"), at any time on or before 5:00 Mountain time, February 7, 2010, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as defined below), including the effectiveness of a registration statement filed with the United States Securities and Exchange Commission covering the common stock issuable upon exercise of Warrants, one share (subject to adjustments referred to below) of the Company's common stock, by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed, at the principal office of Corporate Stock Transfer, or its successor, as warrant agent (the "WARRANT AGENT"), and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the exercise price of $3.06 per share.

         Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

         Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to the order of the holder hereof, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of common stock called for on the face hereof.

         The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred on the Company's books and records, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

         This Warrant Certificate is issued under the Warrant Agreement dated as of February 7, 2005 between the Company and the Warrant Agent (the "WARRANT AGREEMENT"). The Warrant Agreement is hereby incorporated by reference into this Warrant Certificate and this Warrant Certificate is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in Denver, Colorado, and may be obtained by writing to the Warrant Agent.

         Both the number of shares purchasable upon the exercise of the Warrants represented by this Warrant Certificate, and the exercise price per share of common stock, are subject to adjustment upon the occurrence of certain events specified in the Warrant Agreement.

         No fractional shares of the Company's common stock will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional share determined as provided in the Warrant Agreement.

         The Warrants may be redeemed at the option of the Company, at any time when the per-share closing bid price of the common stock exceeds $7.02 for a period of 15 consecutive trading days, on notice as set forth in the Warrant Agreement, and at a redemption price equal to $.0001 per Warrant (subject to a minimum redemption price of $.01 for all Warrants of the holder hereof). If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Company's common stock, including without limitation the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of the Company's common stock or any other proceedings of the Company.

         This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 p.m. Mountain time on February 7, 2010, unless extended by the Company.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

         WITNESS the signatures of the Company's duly authorized officers.

EQUITEX, INC.:                           COUNTERSIGNED:


                                         CORPORATE STOCK TRANSFER,
-----------------------------------      as Warrant Agent:
HENRY FONG, Chief Executive Officer


Attest:
       ----------------------------      ----------------------------------
       THOMAS B. OLSON, Secretary        Authorized Officer

                        [REVERSE OF WARRANT CERTIFICATE]

THE CORPORATION WILL FURNISH ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A COPY OF THE ARTICLES OF INCORPORATION AND A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF CAPITAL STOCK AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

To:      Equitex, Inc.
         c/o Corporate Stock Transfer (as Warrant Agent)

INSTRUCTIONS: Please complete and sign the Purchase Form (if exercising all or any portion of the Warrants represented by this Warrant Certificate), or the Transfer Form (if transferring all or any portion of the Warrants represented by this Warrant Certificate), as applicable. THE SIGNATURE(S) TO THE PURCHASE FORM OR THE TRANSFER FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ANY CHANGE WHATSOEVER.

                                  PURCHASE FORM
              (to be executed by the registered holder in order to
             exercise the Warrants represented by this Certificate)

     THE UNDERSIGNED hereby irrevocably elects to exercise ________________* of the Warrants represented by the Warrant Certificate and to purchase for cash the shares issuable upon the exercise of said Warrants and requests that certificates for such shares shall be issued in the name of:

--------------------------------------------------------------------------------
(Print Name and Provide Social Security Number)

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Address)

Dated:                            Signature:
        ----------------                    ------------------------------------

* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the numerical portion thereof being exercised).

                                  TRANSFER FORM
              (to be executed by the registered holder in order to
             transfer the Warrants represented by this Certificate)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ______________ of the Warrants to purchase shares of common stock represented by this Warrant Certificate unto:

--------------------------------------------------------------------------------
(Print Name and Provide Social Security Number of Assignee/Transferee)

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Address)

and does hereby irrevocably constitute and appoint ________________ as his, her or its attorney-in-fact to transfer this Warrant Certificate on the Company's records with full power of substitution in the premises.

Dated:                            Signature:
        ----------------                    ------------------------------------

SIGNATURE(S) GUARANTEED:


__________________________________

                                   EXHIBIT B

                             FORM OF CERTIFICATE FOR
                    COMMON STOCK CLASS B REDEEMABLE WARRANTS



No. ____                                   Certificate for ____ Class B Warrants

                    EXERCISABLE ON OR BEFORE, AND VOID AFTER
                    5:00 P.M. MOUNTAIN TIME, FEBRUARY 7, 2010

      CLASS A REDEEMABLE WARRANTS TO PURCHASE COMMON STOCK OF EQUITEX, INC.



                                                           WARRANT CUSIP _______

         THIS CERTIFIES that ___________________________________________________
or assigns, is the owner of the number of Class B Redeemable Warrants (the "WARRANTS") set forth above, each of which represents the right to purchase from Equitex, Inc., a Delaware corporation (the "COMPANY"), at any time on or before 5:00 Mountain time, February 7, 2010, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as defined below), including the effectiveness of a registration statement filed with the United States Securities and Exchange Commission covering the shares of common stock issuable upon exercise of the Warrants, one share (subject to adjustments referred to below) of the Company's common stock, by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed, at the principal office of Corporate Stock Transfer, or its successor, as warrant agent (the "Warrant Agent"), and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the exercise price of $6.12 per share.

         Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

         Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to the order of the holder hereof, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of common stock called for on the face hereof.

         The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred on the Company's books and records, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

         This Warrant Certificate is issued under the Warrant Agreement dated as of February 7, 2005 between the Company and the Warrant Agent (the "WARRANT AGREEMENT"). The Warrant Agreement is hereby incorporated by reference into this Warrant Certificate and this Warrant Certificate is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in Denver, Colorado, and may be obtained by writing to the Warrant Agent.

         Both the number of shares purchasable upon the exercise of the Warrants represented by this Warrant Certificate, and the exercise price per share of common stock, are subject to adjustment upon the occurrence of certain events specified in the Warrant Agreement.

         No fractional shares of the Company's common stock will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional share determined as provided in the Warrant Agreement.

         The Warrants may be redeemed at the option of the Company, at any time when the per-share closing bid price of the common stock exceeds $9.00 for a period of 15 consecutive trading days, on notice as set forth in the Warrant Agreement, and at a redemption price equal to $.0001 per Warrant (subject to a minimum redemption price of $.01 for all Warrants of the holder hereof). If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Company's common stock, including without limitation the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of the Company's common stock or any other proceedings of the Company.

         This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 p.m. Mountain time on February 7, 2010, unless extended by the Company.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

         WITNESS the signatures of the Company's duly authorized officers.

EQUITEX, INC.:                           COUNTERSIGNED:


                                         CORPORATE STOCK TRANSFER,
-----------------------------------      as Warrant Agent:
HENRY FONG, Chief Executive Officer


Attest:
       ----------------------------      ----------------------------------
       THOMAS B. OLSON, Secretary        Authorized Officer

                        [REVERSE OF WARRANT CERTIFICATE]

THE CORPORATION WILL FURNISH ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A COPY OF THE ARTICLES OF INCORPORATION AND A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF CAPITAL STOCK AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

To:      Equitex, Inc.
         c/o Corporate Stock Transfer (as Warrant Agent)

INSTRUCTIONS: Please complete and sign the Purchase Form (if exercising all or any portion of the Warrants represented by this Warrant Certificate), or the Transfer Form (if transferring all or any portion of the Warrants represented by this Warrant Certificate), as applicable. THE SIGNATURE(S) TO THE PURCHASE FORM OR THE TRANSFER FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ANY CHANGE WHATSOEVER.

                                  PURCHASE FORM
              (to be executed by the registered holder in order to
             exercise the Warrants represented by this Certificate)

     THE UNDERSIGNED hereby irrevocably elects to exercise ________________* of the Warrants represented by the Warrant Certificate and to purchase for cash the shares issuable upon the exercise of said Warrants and requests that certificates for such shares shall be issued in the name of:

--------------------------------------------------------------------------------
(Print Name and Provide Social Security Number)

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Address)

Dated:                            Signature:
        ----------------                    ------------------------------------

* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the numerical portion thereof being exercised).

                                  TRANSFER FORM
              (to be executed by the registered holder in order to
             transfer the Warrants represented by this Certificate)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ______________ of the Warrants to purchase shares of common stock represented by this Warrant Certificate unto:

--------------------------------------------------------------------------------
(Print Name and Provide Social Security Number of Assignee/Transferee)

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Address)

and does hereby irrevocably constitute and appoint ________________ as his, her or its attorney-in-fact to transfer this Warrant Certificate on the Company's records with full power of substitution in the premises.

Dated:                            Signature:
        ----------------                    ------------------------------------

SIGNATURE(S) GUARANTEED:


__________________________________